SECURITIES AND EXCHANGE COMMISSION
                     	Washington, D.C.  20549
                            	__________

                            	FORM 8-A/A

              	FOR REGISTRATION OF CERTAIN CLASSES OF
           	SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                	THE SECURITIES EXCHANGE ACT OF 1934

                        	HON INDUSTRIES Inc.
        	(Exact name of registrant as specified in its charter)

               			IOWA						                  42-0617510
(State of incorporation or organization)	   (IRS Employer
                                            	Identification No.)

 414 East Third Street, P.O. Box 1109,  		     52761-7109
   Muscatine, Iowa                       		    (Zip Code)
(Address of principal executive offices)


If this form relates to the
registration of a class of
securities pursuant to
Section 12(b) of the
Exchange Act and is
effective pursuant to
General Instruction A.(c),
please check the following
box. X



If this form relates to the
registration of a class of
securities pursuant to
Section 12(g) of the
Exchange Act and is
effective pursuant to
General Instruction A.(d),
please check the following
box.

Securities Act registration file number to which this form relates, (if applicable):

Securities to be registered pursuant to Section 12(b) of the Act:


                          Title of each class
                          to be so registered

                     Preferred Share Purchase Rights


                     	Name of each exchange on which
                     	each class is to be registered

                         New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                   None
                             	Title of class

ITEM 1.	Description of Securities to be Registered.

On August 10, 1998, the Directors of HON INDUSTRIES Inc. (the "Company") declared a dividend distribution of one right (a "Right") for each share of common stock, par value $1.00 per share (the "Common Shares"), of the Company outstanding at the close of business on August 20, 1998 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of August 13, 1998 (the "Rights Agreement"), between the Company and Harris Trust and Savings Bank, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 4.1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

ITEM 2.	Exhibits.

Exhibit
Number	     Exhibit

   4.1		    Rights Agreement (including a Form of Statement
            of Resolution as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Shares as Exhibit C thereto)*

  99.1      Form of letter to stockholders, dated
    			     August 19, 1998*

  99.2      Press release, dated August 13, 1998*
















*This Exhibit was previously filed as an exhibit to the Company's
Registration Statement on Form 8-A filed on August 14, 1998.

                          	SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                           HON INDUSTRIES Inc.


                           By:	 /s/ James I. Johnson
                                Name: James I. Johnson
                                Title: Vice President, General
                                   		  Counsel and Secretary


Dated:  September 14, 1998

                     	INDEX TO EXHIBITS


Exhibit
Number      Exhibit

    4.1 Rights Agreement (including a Form of Statement of Resolution as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Common Shares as Exhibit C thereto)*

   99.1 Form of letter to shareholders, dated August 19, 1998*

   99.2     Press release, dated August 13, 1998*















































*This Exhibit was previously filed as an exhibit to the Company's
Registration Statement on Form 8-A filed on August 14, 1998.